Exhibit 99.1

DCT INDUSTRIAL TRUST INC. ® REPORTS FIRST

QUARTER 2011 RESULTS

Q1 FFO as adjusted totaled $0.09 per share; Guidance updated to $0.34 - $0.38 per share

Occupancy increased to 87.8%, up 40 basis-points

Same-store NOI declined 0.7% GAAP basis and 2.3% cash basis, compared to prior year

DENVER, Colo. May 2, 2011 – DCT Industrial Trust Inc.® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter ending March 31, 2011.

Funds from Operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for the first quarter of 2011 totaled $23.4 million, or $0.09 per diluted share, compared with $24.0 million, or $0.10 per diluted share, for the first quarter of 2010. These results exclude $0.4 million and $1.2 million of acquisition and debt modification costs for the quarters ending March 31, 2011 and 2010, respectively.

Net loss attributable to common stockholders for the first quarter of 2011 was $8.5 million, or $0.04 per diluted share, compared with a net loss of $7.2 million, or $0.04 per diluted share, reported for the first quarter of 2010.

“We had an excellent first quarter. Our market teams continue to execute at a high level in terms of both leasing space and sourcing attractive acquisitions. Our total consolidated occupancy reached 87.8%, an increase of 40 basis-points over last quarter and 710 basis-points over the past year,” said Phil Hawkins, President and CEO of DCT Industrial. “Despite some uncertainties in the economy, I am optimistic about continued improvement based on DCT Industrial’s focus and ability to identify and execute on opportunities to create value for our shareholders and customers.”

Property Results and Leasing Activity

As of March 31, 2011, DCT Industrial owned 405 consolidated properties, totaling 58.8 million square feet with occupancy of 87.8%, up from 87.4% as of December 31, 2010. Net operating income (“NOI”) was $44.2 million in the first quarter of 2011, compared with $40.1 million reported for the first quarter of 2010.

First quarter 2011 same-store NOI, excluding revenue from lease terminations, declined 0.7% on a GAAP basis and 2.3% on a cash basis, when compared to the same period last year. Occupancy of same-store properties averaged 87.9% in the first quarter of 2011, compared with an average of 86.8% in the first quarter of 2010.

The Company signed leases totaling 3.0 million square feet in the first quarter of 2011. As of March 31, 2011, 0.5 million square feet, or 0.9% of DCT Industrial’s total consolidated portfolio of 58.8 million square feet, was leased but not occupied.

518 17TH STREET, 8TH FLOOR — DENVER, CO 80202

303.597.2400 — DCTINDUSTRIAL.COM

In the first quarter of 2011, rental rates on signed leases declined 11.9% on a GAAP basis and 15.5% on a cash basis compared to the prior leases. Over the previous four quarters, rental rates on signed leases declined 7.5% on a GAAP basis and 12.0% on a cash basis. The Company’s tenant retention rate was 71.6% in the first quarter of 2011.

Leasing Update: Southern California Logistics Airport (SCLA)

At SCLA, DCT Industrial’s joint venture in Southern California, a subsidiary of a Fortune 500 consumer products company has signed a lease for 495,700 square feet in Building 1. The tenant is expected to occupy the building in November 2011 and has signed a ten-year lease. This building is a new, state-of-the-art facility and was selected by the customer for its location and physical attributes to serve as a regional food product distribution center for the southwestern United States.

Capital Deployment Update

As previously announced, DCT Industrial successfully acquired seven buildings in the first quarter, totaling 1.0 million square feet. The buildings are located in the Southern California, New Jersey, Miami and Orlando markets and were acquired for $47.4 million, excluding the share owned by noncontrolling interests.

Additionally, the Company closed on two buildings in April located in the Southern California and Chicago markets, totaling 228,200 square feet for $8.2 million.

Year-to-date, DCT Industrial has acquired nine buildings totaling 1.2 million square feet for $55.6 million, excluding the share owned by noncontrolling interests. They are expected to generate a cash yield of 5.8% on total cost in their first year and 8.3% once fully leased.

Successful Equity Offering

In February 2011, DCT Industrial issued 21.9 million shares in a public offering of common stock raising net proceeds of approximately $111.9 million. The Company used $95.0 million of net proceeds received from this offering to repay amounts outstanding under its senior unsecured revolving credit facility and the remaining proceeds for general corporate purposes, including acquisitions.

Strong Balance Sheet

The Company’s consolidated net debt to total gross assets (total assets less cash and before depreciation and amortization) was 34.7% as of March 31, 2011, compared with 36.8% as of December 31, 2010. The Company’s fixed charge coverage for the first quarter of 2011 was 2.4 times.

During the first quarter of 2011, DCT Industrial retired $39.3 million of maturing secured debt which was repaid using proceeds from the Company’s senior unsecured revolving credit facility.

In April 2011, DCT Industrial extended $50.0 million of maturing senior unsecured notes to April 2020. The new fixed-rate notes bear interest of 5.43%.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on July 19, 2011, to stockholders of record as of July 7, 2011.

Guidance

The Company updated the range of guidance for 2011 FFO, as adjusted, to $0.34 to $0.38 per diluted share. The previous guidance for 2011 FFO, as adjusted, was $0.33 to $0.38 per diluted share, as adjusted. Additionally, net loss attributable to common stockholders is expected to be between $(0.13) and $(0.08) per diluted share.

The Company’s guidance excludes real estate gains, losses, impairments, debt extinguishment costs, and costs of acquiring real estate properties.

Conference Call Information

DCT Industrial will host a conference call to discuss first quarter 2011 results and its recent business activities on Tuesday, May 3, 2011 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 317-6789 or (412) 317-6789. A telephone replay will be available until Wednesday, May 18, 2011 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 449782. A live webcast of the conference call will be available in the Investor Relations section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until Wednesday, August 3, 2011.

Supplemental information is available in the Investor Relations section of the Company website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust Inc.®

DCT Industrial Trust Inc. is a leading industrial real estate company that owns, operates and develops high-quality bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of March 31, 2011, the Company owned interests in, managed or had under development approximately 77.3 million square feet of properties leased to more than 840 customers, including 14.6 million square feet managed on behalf of three institutional joint venture partners. Additional information is available at www.dctindustrial.com.

CONTACT:

Melissa Sachs

DCT Industrial Trust Inc.

303-597-2400

investorrelations@dctindustrial.com

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	March 31, 2011	December 31, 2010
	(unaudited)
ASSETS:
Land	$587,552	$567,152
Building and improvements	2,388,889	2,343,835
Intangible lease assets	95,902	93,497
Construction in progress	23,526	32,952

Total investment in properties	3,095,869	3,037,436
Less accumulated depreciation and amortization	(557,438)	(528,705)

Net investment in properties	2,538,431	2,508,731
Investments in and advances to unconsolidated joint ventures	138,151	138,455

Net investment in real estate	2,676,582	2,647,186
Cash and cash equivalents	9,366	17,330
Notes receivable	1,180	1,222
Deferred loan costs, net	5,476	5,883
Straight-line rent and other receivables, net of allowance for doubtful accounts of $2,200 and $2,088, respectively	43,427	33,278
Other assets, net	13,635	14,990

Total assets	$2,749,666	$2,719,889

LIABILITIES AND EQUITY:
Liabilities:
Accounts payable and accrued expenses	$33,579	$38,354
Distributions payable	19,014	17,458
Tenant prepaids and security deposits	19,602	20,759
Other liabilities	11,818	12,373
Intangible lease liability, net	19,023	18,748
Line of credit	34,000	51,000
Senior unsecured notes	735,000	735,000
Mortgage notes	387,424	425,359

Total liabilities	1,259,460	1,319,051

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized 245,248,301 and 222,946,676 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	2,452	2,229
Additional paid-in capital	2,012,405	1,898,289
Distributions in excess of earnings	(714,856)	(689,127)
Accumulated other comprehensive loss	(14,601)	(15,289)

Total stockholders’ equity	1,285,400	1,196,102
Noncontrolling interests	204,806	204,736

Total equity	1,490,206	1,400,838

Total liabilities and equity	$2,749,666	$2,719,889

Net debt:
Senior unsecured notes, mortgage notes and senior unsecured line of credit	$1,156,424	$1,211,359
Less cash and cash equivalents	(9,366)	(17,330)
Less mortgage premium, net	(3,266)	(3,550)

Net debt	$1,143,792	$1,190,479

Total assets less cash and before depreciation:
Total assets	$2,749,666	$2,719,889
Less cash and cash equivalents	(9,366)	(17,330)
Add back accumulated depreciation and amortization	557,438	528,705

Total gross assets	$3,297,738	$3,231,264

Percentage of net debt to total gross assets	34.7%	36.8%

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share and unit data)

	Three Months Ended March 31,
	2011	2010
REVENUES:
Rental revenues	$62,334	$57,782
Institutional capital management and other fees	1,019	967

Total revenues	63,353	58,749

OPERATING EXPENSES:
Rental expenses	8,695	8,587
Real estate taxes	9,439	9,130
Real estate related depreciation and amortization	31,143	28,281
General and administrative	7,056	6,032

Total operating expenses	56,333	52,030

Operating income	7,020	6,719
OTHER INCOME AND EXPENSE:
Equity in loss of unconsolidated joint ventures, net	(1,357)	(558)
Loss on business combinations	—	(395)
Interest expense	(15,511)	(12,763)
Interest and other income (expense)	85	(469)
Income tax expense and other taxes	(40)	(238)

Loss from continuing operations	(9,803)	(7,704)
Loss from discontinued operations	(42)	(532)

Loss before gain on dispositions on real estate interests	(9,845)	(8,236)
Gain on dispositions of real estate interests	—	16

Consolidated net loss of DCT Industrial Trust Inc.	(9,845)	(8,220)
Net loss attributable to noncontrolling interests	1,309	997

Net loss attributable to common stockholders	$(8,536)	$(7,223)

EARNINGS PER COMMON SHARE – BASIC AND DILUTED:
Loss from continuing operations	$(0.04)	$(0.04)
Loss from discontinued operations	0.00	0.00

Net loss attributable to common stockholders	$(0.04)	$(0.04)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	233,288	208,350

Reconciliation of Net Loss Attributable to Common Stockholders to Funds from Operations

(unaudited, in thousands, except per share information)

	Three Months Ended March 31,
	2011	2010
Net loss attributable to common stockholders	$(8,536)	$(7,223)
Adjustments:
Real estate related depreciation and amortization	31,143	28,594
Equity in loss of unconsolidated joint ventures, net	1,357	558
Equity in FFO of unconsolidated joint ventures	316	1,453
Loss on business combinations	—	395
Gain on dispositions of real estate interests	—	(11)
Gain on dispositions of non-depreciated real estate	—	11
Noncontrolling interest in the operating partnership’s share of the above adjustments	(3,623)	(3,608)
FFO attributable to unitholders	2,261	2,647

FFO attributable to common stockholders and unitholders, basic and diluted	22,918	22,816

Adjustments:
Acquisition costs(1)	400	61
Debt modification costs	—	1,136
Impairment losses	42	—

FFO, as adjusted, attributable to common stockholders and unitholders, basic and diluted	$23,360	$24,013

FFO per common share and unit, basic and diluted	$0.09	$0.10

FFO, as adjusted, per common share and unit, basic and diluted	$0.09	$0.10

FFO weighted average common shares and units outstanding:
Common shares for earnings per share – basic	233,288	208,350
Participating securities	1,627	1,353
Units	25,513	27,345

FFO weighted average common shares, participating securities and units outstanding – basic	260,428	237,048
Dilutive common stock equivalents	539	435

FFO weighted average common shares, participating securities and units outstanding – diluted	260,967	237,483

(1)	Excluding amounts attributable to noncontrolling interests.

Guidance(1)

The Company is providing the following guidance:

	Range for the Full-Year 2011
	Low	High
Guidance:
Earning per diluted share	$(0.13)	$(0.08)
Real estate related depreciation and amortization net of noncontrolling interest (2)	0.47	0.46
FFO, as adjusted, attributable to common shares per diluted share	$0.34	$0.38

(1)	Guidance excludes real estate gains, losses, debt extinguishment costs, impairments and costs of acquiring real estate properties.
(2)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.

The following table shows the calculation of our Fixed Charge Coverage for the three months ended March 31, 2011 and 2010 (in thousands):

	Three Months Ended March 31,
	2011	2010
CALCULATION OF ADJUSTED EBITDA
Net loss attributable to common stockholders	$(8,536)	$(7,223)
Interest expense(1)	15,511	12,788
Proportionate share of interest expense from unconsolidated joint ventures	839	626
Real estate related depreciation and amortization(1)	31,143	28,594
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,426	1,572
Income tax expense and other taxes(1)	40	238
Stock-based compensation amortization	1,381	1,136
Noncontrolling interests(1)	(1,309)	(997)
Loss on business combinations	—	395
Impairment losses (1)	42	—

Adjusted EBITDA	$40,537	$37,129

CALCULATION OF FIXED CHARGES
Interest expense(1)	$15,511	$12,788
Capitalized interest	761	925
Amortization of loan costs and debt premium/discount	(213)	(309)
Proportionate share of interest expense from unconsolidated joint ventures	839	626

Total fixed charges	$16,898	$14,030

Fixed charge coverage	2.4	2.6

(1)	Includes amounts related to discontinued operations.

The following table is a reconciliation of our property net operating income to our reported “Loss from continuing operations” for the three months ended March 31, 2011 and 2010 (in thousands):

	Three Months Ended March 31
	2011	2010
Loss from continuing operations	$(9,803)	$(7,704)
Income tax expense and other taxes	40	238
Interest and other (income) expense	(85)	469
Interest expense	15,511	12,763
Equity in loss of unconsolidated joint ventures, net	1,357	558
General and administrative	7,056	6,032
Real estate related depreciation and amortization	31,143	28,281
Loss on business combinations	—	395
Institutional capital management and other fees	(1,019)	(967)

Total net operating income	44,200	40,065
Less net operating income – non-same store properties	(4,397)	(4)

Same store net operating income	39,803	40,061
Less revenue from lease terminations	(55)	(34)

Same store net operating income, excluding revenue from lease terminations	39,748	40,027
Less straight-line rents, net of related bad debt expense	(1,991)	(1,574)
Add back amortization of above/(below) market rents	(91)	108

Same store cash net operating income, excluding revenue from lease terminations	$37,666	$38,561

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including reimbursements, less rental expenses and real estate taxes, which excludes depreciation, amortization, impairment, general and administrative expenses and interest expense. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income, and interest expense. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

We believe that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, we consider FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, to be a useful supplemental, non-GAAP measure of our operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income (loss) attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gain (or loss) from dispositions of operating real estate held for investment purposes and adjustments to derive our proportionate share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations as defined by GAAP, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses. We believe that FFO excluding severance, acquisition costs and debt modification costs, which are non-routine items, and impairment losses is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results without taking into account the unrelated impairment losses relating to the decrease in value of certain real estate assets and investments in unconsolidated joint ventures. Readers should note that FFO captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, our FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains and losses on disposed assets and business combinations. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the continuing impact of the economic recession that began in 2007 and the strength of the economic recovery; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as fires, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.